Exhibit 10.1

SECOND AMENDMENT TO THE CONTENT LICENSE, MARKETING AND SALES AGREEMENT

This Second Amendment (this “Second Amendment”) effective as of April 20, 2009 (“Second Amendment Effective Date”), by and between Playboy.com, Inc. (“Client”) and eFashion Solutions, LLC (“EFS”), hereby amends that certain Content License, Marketing and Sales Agreement entered into by the parties and effective as of January 15, 2008, as amended by that certain First Amendment, dated as of March 1, 2008 (the “First Amendment;” collectively, the “Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.  This Second Amendment is hereby incorporated into the Agreement by reference.

WHEREAS, pursuant to Section 14.5 of the Agreement, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Client and EFS agree as follows:

1.	International Sales.

1.1.           Pursuant to Section 2.5 of the Agreement, subject to certain conditions, for a period of one (1) year after launch of the Websites (the “US Shipping Period”), EFS was permitted to fulfill orders placed by customers in the UK and Australia with Merchandise manufactured, stored in and shipped from the United States without being required to sell the products of international Licensees.  Client hereby agrees to extend the US Shipping Period until December 31, 2009.  In addition, EFS may fulfill orders, as provided in Section 2.5 of the Agreement, placed by customers in those countries set forth in Exhibit 1, attached hereto and hereby incorporated by reference (collectively, the “US Shipping Territory”), subject to such restrictions as set forth in Exhibit 1.  EFS shall be solely responsible for compliance with all applicable local Laws with respect to any Merchandise sold in and/or shipped to any US Shipping Territory country, as well as local Laws applicable to the sale and shipment of such Merchandise.

1.2.           EFS shall pay Client pursuant to Section 6.1 of the Agreement for all Net Merchandise Sales generated from orders originating from within the US Shipping Territory, and no incremental (i.e., additional) Minimum Royalty shall be due through December 31, 2009.

1.3.           Not later than October 31, 2009, EFS shall present Client with a written proposal outlining deal terms for the continuation of the US Shipping Period, which terms shall include a proposal for an incremental (i.e., additional) Minimum Royalty in connection with the grant of rights for such sales.

1.4.           In the event that at the end of the US Shipping Period, (i) the parties have failed to agree to terms for an extended US Shipping Period; or (ii) in Client’s reasonable determination, EFS has not received a material number of orders from the US Shipping Territory, or from any country included therein, upon written notice to EFS Client may either:

(a)           Terminate the US Shipping Period; or

(b)           Remove the non-performing countries from the US Shipping Territory.

2.	Miscellaneous.

2.1.           No Replacement.  Except as expressly set forth herein, no provision of this Second Amendment shall be interpreted to replace or delete any provision of the Agreement.  All provisions of the Agreement which are not expressly replaced or deleted by this Second Amendment shall remain in full force and effect and shall, where appropriate, apply to the terms of this Second Amendment.  In the event of any conflict between the Agreement and this Second Amendment, the terms of this Second Amendment shall control.

2.2.           Counterparts.  This Second Amendment may be executed in any number of counterparts.  Any counterpart may be executed by facsimile, unless notarization is required under applicable law.  All counterparts shall collectively constitute one and the same agreement.

2.3.           Entire Agreement.  The terms and conditions contained in this Second Amendment and the Agreement (including the exhibits and/or schedules attached thereto) constitute the entire agreement between the parties relating to the subject matter and shall supersede all previous communications between the parties with respect to the subject matter of this Second Amendment or of the Agreement.

IN WITNESS WHEREOF, the parties hereto, intending this Second Amendment to be effective as of the Second Amendment Effective Date, have caused this Second Amendment to be executed by their respective duly authorized officers.

EFASHION SOLUTIONS, LLC	PLAYBOY.COM, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT 1

US SHIPPING TERRITORY & RESTRICTIONS

Country	Restrictions (if any)
Australia	No EFS Produced Merchandise of men’s or women’s underwear or loungewear.
Brazil	No fragrances, cosmetics or similar goods.
Canada	No restrictions.
China	No magazines, DVDs, videos or other content items. No sex toys/aids or similar goods.
Japan	No fragrances, cosmetics or similar goods. No cell phones or cell phone accessories. No computer software. No non-alcoholic beverages. No razors. No lights.
Mexico	No restrictions.
South Africa	No fragrances, cosmetics or similar goods.
UK	No EFS Produced Merchandise apparel through June 30, 2009.